AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON NOVEMBER 21, 1997
                                             REGISTRATION NO. 333-40627

                      SECURITIES AND EXCHANGE COMMISSION
                            WASHINGTON, D.C. 20549
                              ------------------
                                AMENDMENT NO. 1
                                      TO
                                   FORM S-4
                            REGISTRATION STATEMENT
                                     UNDER
                          THE SECURITIES ACT OF 1933
                              ------------------
                            R&B FALCON CORPORATION
             Exact Name of Registrant as Specified in its Charter
          Delaware                  1381                 76-0544217
      (State or Other        (Primary Standard        (I.R.S. Employer
        Jurisdiction     Industrial Classification  Identification Number)
    of Incorporation or        Code Number)             Organization)

                             1900 WEST LOOP SOUTH
                                  SUITE 1800
                             HOUSTON, TEXAS 77027
                                 713) 623-8984
         (Address, including Zip Code, and Telephone Number, Including
            Area Code, of Registrant's Principal Executive Offices

                               STEVEN A. WEBSTER
                            CHIEF EXECUTIVE OFFICER
                            R&B FALCON CORPORATION
                             1900 WEST LOOP SOUTH
                                  SUITE 1800
                             HOUSTON, TEXAS 77027
                                (713) 623-8984
            (Name, Address, Including Zip Code, and Telephone Number
                   Including Area Code, of Agent For Service
                              ------------------
                                   Copies to

              J. Michael Schell, Esq.          Richard Hall, Esq
             Skadden, Arps, Slate,         Cravath, Swaine & Moore
                Meagher & Flom LLP             Worldwide Plaza
                919 Third Avenue             825 Eighth Avenue
            New York, New York 10022      New York, New York 10019
                  212) 735-3000                (212) 474-3700

       APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO THE PUBLIC:
  As soon as practicable after the effectiveness of this Registration Statement and the satisfaction or waiver of all other conditions to the Mergers described in the Agreement and Plan of Merger, dated as of July 10, 1997.

       If the securities being registered on this form are to be offered in connection with the formation of a holding company and there is compliance with General Instruction G, check the following box.

       THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT THAT SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(A) OF THE SECURITIES ACT OF 1933, AS AMENDED, OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE SECURITIES AND EXCHANGE COMMISSION, ACTING PURSUANT TO SAID
  SECTION 8(A), MAY DETERMINE.


                               SIGNATURES

             Pursuant to the requirements of the Securities Act, the registrant has duly caused this Amendment No. 1 to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized in the City of Houston, State of Texas, on November 21, 1997.

                                 R&B FALCON CORPORATION

                                 By:  /s/ Steven A. Webster
                                      -------------------------------
                                      Name:  Steven A. Webster
                                      Title:  Chief Executive Officer

             Pursuant to the requirements of the Securities Act of 1933, this Amendment No. 1 to the Registration Statement has been signed by the following persons in the capacities and on November 21, 1997.

              Name                       Title

   /s/ Paul B. Loyd, Jr.            Chairman of the Board and Director
   ---------------------
   Paul B. Loyd, Jr.

   /s/ Steven A. Webster            Chief Executive Officer and Director
   ---------------------
   Steven A. Webster

   /s/ Steven A. Webster            Chief Financial Officer
   ---------------------
   Steven A. Webster

   /s/ Steven A. Webster            Controller (Principal Accounting Officer)
   ---------------------
   Steven A. Webster